Exhibit 32.1

Certification Pursuant to

Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350

In connection with the report of Northeast Bancorp (the “Company”) on Form 10-K for the annual period ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certify, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. 1350, that to the best of such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

September 28, 2012	/s/ Richard Wayne
Richard Wayne Chief Executive Officer

/s/ Claire Bean
Claire Bean Chief Financial Officer